Exhibit 10.94
RANK GROUP LIMITED
LEVEL NINE
148 QUAY STREET
PO BOX 3515
AUCKLAND, NEWZEALAND
September 1, 2010
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
6C, PARC D’ACTIVITÉS SYRDALL
L-5365 MUNSBACH
GRAND DUCHY OF LUXEMBOURG
REYNOLDS GROUP HOLDINGS INC.
6641 West Broad Street
Richmond, VA 23230
USA
CLOSURE SYSTEMS INTERNATIONAL B.V.
Teleportboulevard 140
1043 EJ Amsterdam,
The Netherlands
Ladies and Gentlemen:
     Reference is made to the Stock Purchase Agreement dated as of September 1, 2010, by and between Beverage Packaging Holdings (Luxembourg) III S.à r.l., a private limited liability company (société à responsabilité limitée) duly formed under the laws of the Grand Duchy of Luxembourg (“Parent Buyer”), Reynolds Group Holdings Inc. a Delaware corporation (“US Subsidiary Buyer”), Closure Systems International B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (“International Subsidiary Buyer”) and, together with the Parent Buyer and the US Subsidiary Buyer, the “Buyers”), and Reynolds Packaging (NZ) Limited, a New Zealand company (“Seller”) (as such agreement may be amended from time to time, the “Stock Purchase Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Stock Purchase Agreement.
     As an inducement for the Buyers and Seller to enter into the Stock Purchase Agreement, Rank Group Limited (“Rank”), a New Zealand company and an affiliate of Seller, hereby agrees to (i) enforce, in its reasonable discretion, any and all indemnification claims Rank may have against Alcoa Inc., a Pennsylvania corporation (“Alcoa”), under that certain Acquisition Agreement (the “Alcoa Acquisition Agreement”), dated as of December 21, 2007, between Alcoa and Rank, to the extent such claims are in respect of any Loss (as such term is defined in the Alcoa Acquisition Agreement), experienced by the Business, any Company or any Company Subsidiary and (ii) shall promptly pay over to the applicable Company any amounts Rank or any of its

     Affiliates (other than a Company or any Company Subsidiary) may receive from Alcoa pursuant to the Alcoa Acquisition Agreement in respect of any such indemnification claim, net of any out of porcket costs and expenses associated with asserting such claim.
     This letter shall terminate from and after the date on which all or portion of the equity interests of any Buyer or Rank or any parent entity of any Buyer or Rank is issued to or sold, assigned or otherwise transferred to any Person that is not controlled directly or indirectly by the Hart Group.
     This letter will be governed by and construed in accordance with the internal law of the State of New York. This letter may be executed in counterparts and by facsimile, each of which will be an original and all of which together will be one and the same instrument.
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     Please evidence your agreement with the foregoing by executing a copy of this letter agreement and returning it to us.

Very truly yours, RANK GROUP LIMITED
By:	[ILLEGIBLE]
Name:
Title:

Acknowledged and agreed
as of the dale set forth above:
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.

By:	/s/ OLIVIER DORIER	[ILLEGIBLE]
	Name: OLIVIER DORIER	A MANAGER
Title: B MANAGER
REYNOLDS GROUP HOLDINGS INC.

By:	[ILLEGIBLE] Name:
Title:
CLOSURE SYSTEMS INTERNATIONAL B.V.

By:	[ILLEGIBLE] Name:
Title: Orangefield Trust (Netherlands) B.V.
Proxy Holder of CSI B.V.